As filed with the Securities and Exchange Commission on July 22, 2022.

Registration No. 333-258186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mister Car Wash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7542	47-1393909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

222 E 5th Street

Tucson, Arizona 85705

(520) 615-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jedidiah Gold, Chief Financial Officer

222 E 5th Street

Tucson, Arizona 85705

(520) 615-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Howard Sobel

Gregory P. Rodgers

Benjamin J. Cohen

Drew Capurro

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On July 27, 2021, Mister Car Wash, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-258186), which was declared effective by the SEC on July 29, 2021 (the “Registration Statement”). The Registration Statement registered the resale of 78,942,045 shares of common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company was contractually obligated to file and maintain the Registration Statement. The Company has decided to terminate the effectiveness of the Registration Statement and to remove from registration the securities thereon.

The Company expects that this Post-Effective Amendment No. 2 to the Registration Statement will be declared effective by the SEC following the close of trading of the Company’s common stock on the New York Stock Exchange on July 22, 2022.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to be effective as of 5:00 pm on July 22, 2022 to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 22, 2022.

Mister Car Wash, Inc.

By:	/s/ Jedidiah Gold
Jedidiah Gold Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this this Post-Effective Amendment No. 2 to the Registration Statement has been signed on July 22, 2022, by the following persons in the capacities indicated.

Signature	Title	Date

* John Lai	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2022

/s/ Jedidiah Gold Jedidiah Gold	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2022

* John Danhakl	Director	July 22, 2022

* Jonathan Seiffer	Director	July 22, 2022

* J. Kristofer Galashan	Director	July 22, 2022

* Jeffrey Suer	Director	July 22, 2022

* Jodi Taylor	Director	July 22, 2022

* Dorvin Lively	Director	July 22, 2022

* Susan Docherty	Director	July 22, 2022

* Veronica Rogers	Director	July 22, 2022

* Ronald Kirk	Director	July 22, 2022

*By:	/s/ Jedidiah Gold	July 22, 2022
Jedidiah Gold
Attorney-in-fact